Exhibit 10.12

Lease for 10021 Balls Ford Road, Manassas, Virginia

This Agreement of lease is made on this 8th day of September, 2004 by and between GDR Manassas, LLLP, a Maryland limited partnership, hereinafter called “Landlord” and Lead Logic, Inc. hereinafter called “Tenant”.

1. Premises: Tenant leases from Landlord approximately 24,081 square feet on the second floor (hereinafter called the “Premises”) at 10021 Balls Ford Road, Manassas, Virginia (hereinafter called the “Building”).

2. Term: The term shall be for ten (10) years commencing on October 1, 2004 and ending on September 30, 2014.

3. Use: Tenant will use and occupy the Premises for general office use and related purposes that comply with all applicable laws and codes of Federal, State, and Prince William County.

4. Rental:

(a) The Rent (the “Base Rent”) shall be in the amount as set forth in Exhibit “B” and shall be payable, in advance, in equal monthly installments, subject to adjustment as provided in subparagraph (b) below, the first monthly installment to be due and payable on the date of Execution and each subsequent monthly installment to be due and payable on the first day of each and every month thereafter during the term of this Lease.

(b) For each Lease year after the first Lease Year, the Base Rent shall be the product obtained by multiplying the Base Rent for the immediately preceding Lease Year by Three Percent (3%)

(c) Tenant shall make all payments on a timely basis, without demand and without deduction, set off or counterclaim. All payments of shall be made by good and valid check, payable to GDR Manassas, LLLP, P.O. Box 800, Beltsville, MD 20704 or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord’s rights hereunder. If any payment of Rent is not made within ten (10) days of when due, a late charge of five percent (5%) for the amount of such payment shall be imposed. Notwithstanding the foregoing, no late charge shall be assessed for the first two (2) times in any twelve-month period the Base Rent is not paid when due, if such Base Rent is received by Landlord within five (5) days after notice thereof is sent to Tenant. If Tenant fails to timely pay the Base Rent three (3) times in any twelve-month period, thereafter Landlord shall be entitled to require the payment of Rent by certified check.

5. Option to Cancel the Lease: As long as Tenant is not in default beyond any applicable notice or cure periods, Tenant shall have the option to cancel this Lease at the end of the sixtieth lease month (Cancellation Date) by giving the Landlord written notice to cancel no earlier than fourteen (14) months and no later than nine (9) months’ prior to the Cancellation Date.

6. Option to Extend the Term: As long as Tenant is not then in default beyond any applicable notice and cure periods, Tenant shall have the option to extend the term of the Lease for one (1) additional five (5) year term by giving the Landlord a minimum of nine (9) months’ prior written notice. The rent for the option period shall be at the then escalated rental rate.

7. Right of First Offer: Subject to existing tenant’s renewal rights, Tenant shall have the one (1) time right on all contiguous space that becomes available on the second (2nd) floor of the Building through the initial Lease Term and any renewal terms at the then current base rent.

8. Penalty for Delayed Occupancy: If a lease document is not executed and tenant has not occupied the premises by October 1, 2004 due to Landlord delays, Landlord agrees to provide an additional two (2) months of Base Rent (calculated based upon 24,081 square feet at $7.50 per square foot per year). If a lease document is not executed and Tenant has not occupied the premises by November 1, 2004 due to Landlord delays, Tenant will have the option to terminate the Lease, upon written notice to Landlord. The security deposit will be returned to Tenant in its entirety within three (3) business days of Landlord’s receipt of Tenant’s termination letter.

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9. Parking: Tenant shall be entitled to use throughout the Lease Term, and any renewal term, 10.0 parking spaces per 1,000 rentable square feet of space leased at no charge throughout the initial lease term and the renewal term, if exercised. Landlord also grants to Tenant for Lease Term, and any renewal term, the right, in common with other tenants in the center, their employees and customers, the use of the parking areas in common. Tenant shall have the sole and exclusive rights throughout the Lease Term, and any renewal term, to use of the gated parking area adjacent to the second floor entrance in the back of the building.

10. Gas, Electricity and Cleaning: Tenant will pay the Landlord within thirty (30) days of receipt of invoices therefore, for Tenant’s own gas and electricity costs which shall be separately sub-metered (at Landlord’s expense) and Tenant shall pay directly for all janitorial services for the leased Premises. Tenant shall maintain a level of heat in said Premises to assure that pipes, including sprinkler system, will not freeze and agrees that any damage or loss caused by Tenant’s willful or negligent failure to comply with this requirement will be paid by Tenant.

11. Security Deposit: Tenant shall provide a cash security deposit equal to Seventy Five Thousand Two Hundred Fifty Three Dollars and Twelve Cents ($75,253.12). At the completion of the thirty sixth lease month, an amount equal to Sixty Thousand Two Hundred Two Dollars and Forty Eight cents ($60,202.48) will be returned to Tenant. The remainder of the Tenant’s deposit shall be held for the remainder of Tenant’s Lease Term. If Tenant is in default hereunder at the end of the thirty sixth lease month, beyond applicable notice and cure periods, Landlord shall not be obligated to reduce such deposit. Notwithstanding the foregoing, Tenant shall provide a cash security deposit in the aforementioned amount.

12. Tenant Improvements: Landlord will provide the Premises in an as-is condition with no additional improvements provided by Landlord.

13. Assignment and Subletting: Tenant will not assign, sublet, transfer, mortgage, or encumber this lease without the prior written consent of Landlord which consent shall not be unreasonably delayed or withheld by the Landlord and in no case shall Landlord approval exceed five (5) business days. In the event Landlord fails to approve any of the foregoing within such 5-business day period, Landlord shall be deemed to have consented to the assignment, sublease, transfer, mortgage or other encumbrance. Landlord will have no recapture rights and Tenant will be allowed to retain any and all profits. Tenant shall have the right to sublet or assign to a parent, subsidiary, or affiliate without Landlord’s prior written consent. Approval of an assignment will not release Tenant of its obligations to Landlord.

14. Maintenance: Tenant will keep the Premises in clean, safe, and sanitary condition. At the expiration of this Lease, Tenant will vacate the Premises in a broom clean condition which is substantially the same as at the commencement of this Lease, ordinary wear and usage and casualty and condemnation damage excepted. Landlord shall be responsible for maintaining and repairing all exterior portions of the Building including the roof, exterior walls, canopy, gutters and downspouts and all structural portions of the Building.

15. Phone System and Modular Furniture: Tenant shall have the use of the phone system and furniture located in the Premises as of the date of the Tenant’s execution of this Lease throughout the Lease term and any renewal term. Landlord provides no representations or warranties as to the condition of the phone system that Tenant shall have use of during its tenancy. Tenant shall have no liability or responsibility for repair or replacement of such phone system or furniture.

16. Alterations: Except for cosmetic alterations to the Premises (which shall not require Landlord’s consent), Tenant will not make or permit any alterations, decorations, additions or improvements to the Premises in excess of $25,000.00 without prior written consent of Landlord, such approval not to be unreasonably withheld or delayed. Tenant should keep property clear of mechanic’s lien.

(a) Except for Tenant’s trade fixtures, all improvements, decorations, additions or alterations that are attached to the Premises and all of the original leasehold improvements shall belong to Landlord.

(b) Any improvement, alteration, decoration, or addition costing in excess of $25,000.00 that was made without Landlord’s consent must either remain with the Premises or be removed at the Tenant’s expense at Landlord’s option. If Landlord chooses that the improvements, alterations, decorations, or additions be removed, the Premises must be repaired to its previous condition at Tenant’s expense.

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(c) Any mechanic’s liens caused by Tenant’s work that Tenant fails to pay, or bond off, within ten (10) days after written demand may be paid by Landlord but then must be reimbursed to Landlord by Tenant.

17. Pre-Occupancy Tenant Work: The parties acknowledge that Tenant shall be granted full and free access to the Premises upon its execution of this Lease. The design of all work and installation undertaken by Tenant must be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed.

18. Signs and Furnishings:

(a) Tenant shall have the right to install an exterior sign of similar size on the same location as that of the Medical Careers Institute sign facing Route 66, subject to local codes and landlord approval, which will not be unreasonably withheld, conditioned or delayed. Any other signs or advertisements of Tenant that are visible from the exterior of the Premises must have prior written approval of Landlord and appropriate authorities. Any signs permitted by Landlord will be at the sole expense of Tenant.

(b) Any damage to the Premises caused by movement or placement of signs or furnishings by Tenant shall be repaired and paid for by Tenant.

19. Entry for Repairs and Inspection: Tenant will permit Landlord, or its representative, to enter the Premises, at all reasonable times upon at least twenty-four (24) hours advance notice (except in the event of an emergency), without charge therefore to Landlord, to examine, inspect and protect the same, and to make such alterations and/or repairs as in the judgement of the Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred twenty (20) (120) days of the term of this Lease.

20. Insurance Rating: Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the demised Premises, which will, in any way increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to equipment in or about the demised Premises, such statement shall be presumptive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall either cease such activity and/or remove such equipment, or be liable for such increase and shall reimburse Landlord therefore, at Tenant’s option.

(a) At all times during the term of this Lease, Tenant at its sole cost and expense shall provide and keep in force insurance against liability for bodily injury, death and property damage with single limit coverage of at least $1,000,000.00 for any occurrence involving bodily injury and/or personal injury or death, or property damage. Such policy(s) shall be written with company(s) satisfactory to Landlord (exercising its reasonable discretion) and shall name Landlord as additional insured and shall provide that there shall be no cancellation except upon at least ten (10) days prior written notice to Landlord. Tenant shall promptly deliver to Landlord a certificate evidencing the coverage required in this Section.

(b) Landlord shall maintain throughout the Lease Term insurance coverage on the Building in such amounts as that carried by owners of other comparable buildings in the same general area of the Building, including, without limitation, commercial general liability insurance and insurance on the Building and the structural improvements therein.

21. Indemnities:

(a) Tenant will indemnify and hold harmless Landlord from and against any loss, damages or liability occasioned by or resulting from any default hereunder or any willful or negligent act on the part of Tenant, its agents, employees, or invitees, or persons permitted on the demised Premises by Tenant. In the event of the employment of any attorney or attorneys by Landlord because of the violation by Tenant of any obligation, covenant, condition or agreement under this Lease, including non payment of rent due, Tenant shall pay and hereby agrees to pay reasonable attorney’s fees and all other costs incurred by the Landlord as the result of such default by Tenant.

(b) Landlord will indemnify and hold harmless Tenant from and against any loss, damages or liability occasioned by or resulting from any default hereunder or any willful or negligent act on the part of Landlord, its agents, employees, or invitees, or persons permitted in the building by Landlord. In the event of the employment of any attorney or attorneys by Tenant because of the violation by Landlord of any obligation, covenant, condition or agreement under this Lease, Landlord shall pay and hereby agrees to pay reasonable attorney’s fees and all other costs incurred by the Tenant as the result of such default by Landlord.

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22. Operating Expenses and Utilities: Landlord shall furnish cold water for the Premises and electricity for the parking lot lights during normal business hours that occur before sunrise or after sunset. Included as part of the Operating Costs, Landlord will maintain all doors, window glass, heating and air conditioning, electrical wiring and plumbing which is used exclusively for Tenant’s Premises. Building operating systems (including, without limitation, all heating, ventilation, air-conditioning, electric and plumbing equipment), elevators, sewer lines, water lines, roof, outside walls (except door and glass), pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the common areas and parking lots will also be maintained by Landlord.

(a) Landlord will provide access to the Premises via an electronic perimeter access card reader system (for which Tenant needs to arrange with the Security Company at Tenant’s cost), passenger elevators, and parking areas twenty-four (24) hours per day, three hundred sixty-five (365) days per year. The elevator shall be in service at all times.

(b) Landlord shall provide electricity to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year at Tenant’s expense.

(c) Landlord will supply and maintain a mechanical system to provide heating, ventilating and air conditioning (HVAC) solely to the Premises, at levels consistent with a first class office building in the area, and the cost of the electricity or gas therefor shall be at Tenant’s expense.

(d) In addition to the rental otherwise provided in this Lease, and as of the commencement date of this Lease and each and every month during the term of this Lease, along with the monthly rent as aforesaid and as they become due, Tenant shall pay to the Landlord its pro rata share of the following operating costs herein called “Additional Rent”. Tenant’s pro rata share shall be a fraction, the numerator of which shall be the rentable square footage of Premises (i.e., 24,081) and the denominator of which shall be the total rentable area within this building (i.e., 71,563). The initial Tenant’s pro rata share shall be 33.65%. The initial “Additional Rent” shall be estimated to be a total of $6.42 per square foot, consisting of the current Operating Costs of $3.82 per square foot, plus reimbursement of actual electricity costs, estimated to be $2.25 (payable as provided in Paragraph 10 above), and the 4% Management Fee of $0.35. Janitorial costs shall be paid by the Tenant directly.

(e) “Operating Costs”, for the purposes of this Lease, shall include, without limitation, the cost to Landlord of insurance, real estate taxes, other taxes, utilities (to the extent not paid directly or reimbursed by Tenant or any other tenant of the building), common area cleaning services, routine common area maintenance and repairs, trash removal, salaries of personnel, management fees equal to 4% of Base rents (escalated) and all operating costs, security services, routine maintenance of Tenant’s HVAC systems, the cost of maintaining, and repairing the parking area; the storm water management facility; maintaining and repairing sprinkler systems; and cutting the grass and caring for the replanting (when necessary) all “shrubbery and landscape areas. Notwithstanding anything herein to the contrary, in the event the system of real estate taxation or levy shall be altered or varied and any new tax or levy shall be imposed or levied on the building and/or on the land on which the building is situation and/or on the related exterior appurtenances and parking or on Landlord in substitution for real estate taxes presently levied or which would otherwise have been levied, then such new tax or levy shall be included in the term “Operating Costs”.

Operating Costs shall not include the items outlined on Exhibit C attached hereto.

(f) Tenant’s share of Operating Costs shall be adjusted annually as follows: Within ninety (90) days after the expiration of the lease year, Landlord shall submit to Tenant a statement of Tenant’s share of operating costs for the previous calendar year, and if Tenant’s share of such costs shall be more or less than the aggregate amount paid by Tenant as herein provided during the previous calendar year, Tenant shall pay to Landlord the deficiency or Landlord shall refund to Tenant the excess with such statement.

(g) Landlord shall maintain at all times during the term of this Lease, within the Metropolitan Washington, D.C. area, full, complete and accurate books of account and records with respect to Operating Costs, including real estate taxes, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly authenticate the Operating Costs. Upon reasonable notice from Tenant, Landlord shall make available for Tenant’s inspection (or inspection performed by Tenant’s accountant

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and/or consultants) Landlord’s books and records relating to the Operating Costs for the immediately preceding year. In the event that Tenant’s inspection discloses that Landlord’s billings to Tenant for Operating Costs exceeded the actual operating expenses attributable to Tenant, then Landlord shall refund the difference and, in the event Landlord’s billings exceeded by five percent (5%) the actual Operating Costs attributable to Tenant, Landlord will pay Tenant for the reasonable expense incurred for an independent third-party in performing such inspection.

23. Landlord’s Failure: Failure by Landlord to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof, should any of the building equipment or machinery break down, which Landlord is required to maintain, or for any cause cease to function properly, and Tenant’s sole remedy in such instance shall be the abatement of rent during the period of such failure. Landlord shall use best efforts to repair the same promptly.

24. Liability For Damages To Personal Property and Person: Except for the negligence or willful misconduct of Landlord, its employees, agents, or invitees: (a) all personal property of the Tenant, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on said demised Premises, shall be and remain at their sole risk, and Landlord shall not be liable to them for any damage to, loss of such personal property arising from any act of negligence of any other persons nor from the leaking of the roof, or from the bursting, leaking or overflowing of water, sprinkler, sewer, or steam pipes, or from heating or plumbing fixtures, or from electrical wires of fixtures, or from air conditioning failure, or from any other cause whatsoever; and (b) shall the Landlord be liable for the interruption or loss to Tenant’s business arising from any of the above described acts or causes, nor shall the Landlord be liable for any personal injury to the Tenant, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the demised Premises; the Tenant especially agreeing to save the Landlord harmless in all such cases.

25. Damage To The Demised Premises: If the demised Premises shall be partially damaged by fire or other cause, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company) repair such damage at the expense of the Landlord, and the rent shall be reduced in proportion to the extent the demised Premises are rendered untenantable until such repairs are completed, provided, however, that if the building is damaged by fire or other cause to such extent that the damage cannot be fully repaired within sixty (60) days from the date of such damage, Landlord or Tenant each shall have the option of terminating this Lease by giving written notice to the other of such decision and the term of this Lease shall terminate effective as of the date of the damage. Provided Landlord uses reasonable efforts to minimize disruption to Tenant’s business, no compensation or claim or reduction of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business arising from the necessity of repairing the demised Premises or any portion of the building of which they are a part however the necessity may occur.

26. Default of Tenant: If Tenant shall fail to pay any monthly installment of rent when due as aforesaid and such failure shall continue for a period of ten (10) days after written notice thereof to the Tenant by Landlord, or shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof to the Tenant by Landlord (unless Tenant has commenced and is diligently pursuing completion of such cure within the 30-day period, Tenant shall have such time as is reasonably necessary to complete such cure), then and in any of said events this Lease shall, at the option of Landlord, cease and terminate and shall operate as a notice to quit, any notice to quit or of Landlord’s intention to re-enter being hereby expressly waived, and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the State of Virginia or by such other legal proceedings, as may be applicable. If Landlord elects to terminate this Lease, everything herein contained on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rental accrued up to the time of termination of recovery of possession by Landlord, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant’s default as hereinabove provided, or if Tenant shall abandon or vacate the demised Premises before the expiration or termination of the term of this Lease, the demised Premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstance, and if the full rental hereinabove provided shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorney’s fees, brokerage fees, and expenses of placing the Premises in rentable condition. Any damage or loss of rental sustained by Landlord may be recovered by Landlord, at Tenant’s option, at the time of the re-letting, or in separate actions, from time to time, as said expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said

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term. If Landlord should commence any summary proceeding for non-payment of rent by Tenant, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding. The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. Notwithstanding the foregoing, Landlord shall be obligated to mitigate any damages it may incur as a result of Tenant’s default hereunder. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

27. Waiver: If under the provisions hereof Landlord or Tenant shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord’s or Tenant’s rights hereunder, as applicable. No waiver by either party of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement herein contained, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a Tenant amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

28. Subordination: Subject to Tenant’s receipt of a non-disturbance agreement, acceptable to Tenant in its reasonable discretion, this Lease is subject and subordinate to all underlying leases, and the lien of all and any first mortgages (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the demised Premises form a part or Landlord’s leasehold interest therein, and to all and any renewals, extensions, modifications, recasting or refinancing thereof. In confirmation of such subordination, Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate certificates for or on behalf of Tenant. Provided that Tenant is given a non-disturbance agreement, Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser and to recognize such purchaser as the Landlord under this Lease, and Tenant waives the provisions of any statutes or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

Notwithstanding anything to the contrary contained herein, Landlord agrees: (a) to subordinate any liens to which it may be entitled under this Lease or under applicable law to any lien or security interest granted by Tenant in or to any of its personal property, equipment or fixtures as security for indebtedness incurred by Tenant for the purpose of financing or refinancing its business, including, but not limited to, the purchase or leasing of any such personal property, equipment or fixtures; and (b) that it shall not have any lien or security interest in any personal property belonging to Tenant’s employees or the owners of any beneficial interest in Tenant.

29. Condemnation: If the whole or a substantial part of the demised Premises shall be taken or condemned by any governmental authority for any public or quasi public use or purpose, then the term of this Lease shall cease and terminate as of the date when such governmental authority takes actual possession. If less than a substantial part of the Premises (or Tenant’s rights or use of the common areas and/or parking areas is affected by any such condemnation) is taken or condemned by any governmental authority for public or quasi public use or purpose as determined by Tenant, the rent shall be equitably adjusted on the date when title vests in such governmental authority for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired term of the Lease.

30. Rules and Regulations: Tenant, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit “A”. Tenant, its agents and employees, shall abide by and observe such reasonable rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building provided that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with provisions of this Lease and a copy thereof is sent to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or

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guests; provided, however, that Landlord agrees to enforce all such rules and regulations in a uniform and non-discriminatory fashion.

31. Right of Landlord to Cure Tenant’s Default: If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant beyond applicable notice and cure periods, then Landlord may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate of Bank of American, or its successors, prime rate per annum from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute additional rent hereunder due and payable with the next monthly installment of rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any installment of rent which is not paid by Tenant within ten (10) days after Tenant receives written notice from Landlord that same is delinquent shall bear the interest at the rate of Bank of America prime rate per annum from the date such installment became due and payable to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent.

32. Representations By Landlord: Landlord represents and warrants that the building and all building operating systems serving the common areas and the Premises are in good working order and condition as of the date of the execution of this Lease by Tenant. Landlord represents and warrants that the common areas of the building and the Premises are in material compliance with all applicable laws, codes, regulations and ordinances, including, without limitation, the American’s with Disabilities Act and all environmental laws.

33. Waiver of Trial By Jury: Landlord and Tenant hereby waive trail by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

34. Notices: All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person by certified or registered mail, return receipt requested, first-class, postage prepaid, (i) GDR Manassas, LLLP., 4600 Powder Mill Road, Beltsville, MD 20705 (ii) if to Tenant, at the Premises, unless notice of a change of address is given pursuant to the provisions of this article.

35. Estoppel Certifications: Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and affect as modified and stating the modification(s), (ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best actual knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have actual knowledge, and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the building, any prospective purchaser of the building, any mortgagee or prospective mortgagee of the building or of Landlord’s interest, or any prospective assignee of any such mortgage.

36. Holding Over: In the event that Tenant continues to occupy the Premises after the expiration of the term of this Lease, with the express or implied consent of Landlord, such tenancy shall be from month to month at 150% of the monthly rental in effect during the last month of the term, and shall not be a renewal of the term of this Lease or a tenancy from year to year, which said monthly tenancy shall commence with the first day next after the expiration of the term of this Lease. The Tenant as a monthly Tenant shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy.

37. Covenants of Landlord: Landlord covenants that it has the right to make this Lease for the term aforesaid, and that so long as Tenant is not in default beyond any applicable notice and cure periods, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the demised Premises without molestation or hindrance by Landlord or any party claiming through or under the Landlord.

38. Gender: Feminine of neuter pronouns shall be substituted for those of the masculine form, and context may require such substitution or substitutions.

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39. Benefit and Burden: The provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

40. Entire Agreement: This Lease, together with Exhibits A and B attached hereto and made a part hereof, contain and embody the entire agreement of the parties hereto, and no presentations, inducements, or agreements, oral or otherwise between the parties not contained and embodied in said Lease and Exhibits, shall be of any force and effect, and that same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

41. Sale or Transfer: In the event of a making of a Lease of the building or the land on which it stands or in the event of any sale, transfer or conveyance of such Lease or of the building or said land, the Landlord or the seller, as the case may be, shall (except for Tenant’s security deposit) be entirely freed and relieved of all covenants and obligations of Landlord hereunder which accrue after the date of such sale or transfer and it shall be deemed and construed without further agreement between the parties and the purchaser at any such sale, the transferee or conveyee or the Tenant under such Lease, as the case may be, that the said purchaser, transferee or conveyee or the said Tenant, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Likewise any mortgagee who may have acquired title to the leasehold interest of the Landlord by foreclosure or other similar action shall have no responsibility under this Lease upon the transfer by it of all of its interest in this Lease.

42. Brokers: Landlord is represented by Atlantic Real Estate Group, Inc. and Tenant by Transwestern Commercial Services. Atlantic Real Estate Group, Inc. and Transwestern Commercial Services (hereinafter “Brokers’) will be paid in accordance with separate agreements entered into between Landlord and Brokers.

43. Governing Law: This Lease shall be governed by the laws of the State of Virginia. Should any provision of this Lease and/or its conditions be illegal or unenforceable under the laws of the State of Virginia, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties as though said provisions and conditions had never been included.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove written.

LANDLORD	TENANT
GDR Manassas, LLLP	Lead Logic, Inc.

/s/ Illegible	/s/ Tobias Dengil
Signature	Signature

9/8/04	9/8/04
Date	Date

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EXHIBIT “A”

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, vestibules, and other public parts of the building not occupied by Tenant under the Lease shall not be obstructed by any Tenant or used for any purpose for which such public areas are intended and, subject to Tenant’s right to use such common areas in common with the other tenants of the Building, Landlord shall have the right to control and operate such areas and the facilities furnished for the common use of the Tenants of the building, including the outside appurtenances and parking areas. Except as otherwise set forth in the Lease, Tenant and Tenant’s employees shall park in the areas(s) designated for Tenant parking by Landlord and Tenant shall be responsible to notify all Tenant’s employees of such area(s) and Tenant for himself, and for his employees, consents to the Landlord having any vehicle belonging to Tenant or to Tenant’s employees parking in violation of this rule towed at Tenant’s expense and without liability to the owner or operator of the vehicle by Landlord Tenant’s agent for such towing. Any hand trucks or other devices used by Tenant or any other person in delivering any merchandise or equipment or supplies to Tenant shall be equipped with rubber ties and side guards.

2. No awnings or other projections shall be attached to the outside walls of the building, and no drapes, blinds, shades, screens or other window coverings shall be used in connection with any windows or doors of the building without the prior written consent of Landlord and Tenant shall be the sole judge of the color, quality, type and design of such drapes, blinds, shades, screens, or other window coverings.

3. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than the purposes for which they were constructed and designed and now sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of such fixtures shall be borne by the Tenant who, or whose employee, agent, guest, visitor, or licensees shall have caused such damages.

4. There shall be no marking, drilling into or in any material way defacing any part of the demised premises without the prior written consent of Landlord. Televisions or similar device shall be operated without any unreasonable disturbance to any other Tenant in the building nor shall Tenant make or permit to be made any unseemly or unreasonably disturbing noises of any kind, and Landlord, in its commercially reasonably judgment, shall be the sole judge as the loudness, unseemliness, disturbance or undesirability of such noises.

5. No animals of any kind (other than assistance animals) and no vehicles of any kind whatsoever, except for bicycles, shall be brought into or kept in the building. No cooking shall be done on the premises nor shall any unusual or objectionable odors be produced upon or permeate from the demised premises. Maintaining a coffee maker in the demised premises shall be permitted provided any such maker is approved by Landlord and is not allowed to remain in operation while the demised premises shall be unoccupied.

6. No part of the demised premises may be used for the storage, sale or manufacture of any product or service at auction.

7. No flammable, combustible or explosive fluid or substance shall be brought into nor maintained in the demised premises.

8. No additional locking devices shall be attached to any of the doors or windows of the demised premises nor shall any changes be made in existing locking devices without the providing a key for same to Landlord. Tenant shall be responsible for and return to Landlord at the termination of this Lease all keys to the demised premises and any public areas furnished by Landlord or otherwise procured by Tenant or any of Tenant’s agents, employees or other person authorized by Tenant to have the same.

9. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s sole judgement, tends to impair the reputation of the building or its desirability as a building for offices and its intended uses and Tenant agrees to cease any such advertising immediately, upon written notice from Landlord.

10. The demised premises and building shall not be used at any time for lodging, sleeping or any immoral or illegal purposes.

11. Tenant shall not employ or request any employee of Landlord to do any work for Tenant.

12. Canvassing, soliciting and peddling of any kind is strictly prohibited in all parts of the building and Tenant agrees to cooperate in preventing any occurrence of the same.

13. Violation of any of these Rules and Regulations shall be deemed default under the Lease to which these Rules and Regulations are attached.

14. Waiver by Landlord of compliance with any one or more of these Rules and Regulations shall not be deemed to relieve Tenant from the obligation to comply with such rules and regulations in the future not relieve any other Tenant to whom a waiver was not specifically granted from his obligations to comply. No waiver shall be effective unless it is in writing and signed by Landlord or Landlord’s designated representative.

15. In the event of any inconsistency between the terms of these Rules and Regulations and the terms of the Lease, the terms of the Lease shall prevail.

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EXHIBIT B

RENT SCHEDULE

Lease Year	Square Footage	Base Rent	Annual Base Rent	Monthly Base Rent
10/1/04 - 9/30/05	24,081 (abate l5,081)	$7.50	$67,500.00	$5,625.00
10/1/05 - 9/30/06	24,081 (abate 6,081)	7.73	139,050.00	11,587.50
10/1/06 - 9/30/07	24,081	7.96	191,606.50	15,967.21
10/1/07 - 9/30/08	24,081	8.20	197,354.69	16,446.22
10/1/08 - 9/30/09	24,081	8.44	203,275.33	16,939.61
10/1/09 - 9/30/10	24,081	8.69	209,373.59	17,447.80
10/1/10 - 9/30/11	24,081	8.96	215,654.80	17,971.23
10/1/11 - 9/30/12	24,081	9.22	222,124.44	18,510.37
10/1/12 - 9/30/13	24,081	9.50	228,788.18	19,065.68
10/1/13 - 9/30/14	24,081	9.79	235,651.82	19,637.65

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Exhibit C

EXCLUSIONS FROM OPERATING COSTS

Operating Costs shall not include any of the following:

(1) Payments of principal, interest, or other finance charges made on any debt, or the amortization of funds borrowed by Landlord;

(2) Ground rent or other rental payments made under any ground lease or underlying lease;

(3) Costs of structural repairs to the Building including structural repairs to the roof, curtain wall, foundation, floor slabs (except for normal caulking and maintenance);

(4) Costs of leasing commissions, legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or with respect to individual tenants or occupants of the Building;

(5) Costs of painting, redecorating, or other services or work performed for the benefit of another tenant, prospective tenant or occupant (other than for Common Areas);

(6) Salaries, wages, or other compensation paid to officers or executives of Landlord;

(7) Salaries, wages, or other compensation or benefits paid to off-site employees or other employees of Landlord who are not assigned full-time to the operation, management, maintenance, or repair of the Building; provided however, expenses shall include Landlord’s reasonable allocation of compensation paid for the wages, salary, or other compensation or benefits paid to the Building manager or other staff, if off site, who are assigned part-time to the operation, management, maintenance, or repair of the Building;

(8) Costs of advertising and public relations and promotional costs associated with the promotion or leasing of the Building and costs of signs in or on the Building identifying the owners of the Building or any tenant of the Building;

(9) Utilities and other similar expenses incurred directly by or on behalf of retail tenants in the Building;

(10) Any costs, fines or penalties incurred due to the violation by Landlord of any governmental rule or authority;

(11) Any other expenses included in operating expenses for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source;

(12) Costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty (whether such destruction be total or partial) and (B) the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial);

(13) Costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(14) Costs incurred in connection with the original construction of the Building or in connection with any change in the Building including but not limited to construction, alteration, improvement, consultation, architectural or engineering reconfiguration associated with compliance with the Americans With Disabilities Act and the Clean Air Act or the installation of a fire safety and life support system in the Building and the Premises;

(15) Costs of repairing, replacing or otherwise correcting defects (including latent defects) in or inadequacies of (but not the costs of ordinary and customary repair for normal wear and tear) the initial design or construction of the Building or the costs of repairing, replacing or correcting defects in the initial design or construction of any tenant improvements;

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(16) Costs relating to another tenant’s or occupant’s space which (A) were incurred in rendering any service or benefit to such tenant that Landlord was not required, or were for a service in excess of the service that the Landlord was required to provide Tenant hereunder, or (B) were otherwise in excess of the Building standard services then being provided by Landlord to all tenants or other occupants in the Building, whether or not such other tenant or occupant is actually charged therefor by Landlord;

(17) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building;

(18) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;

(19) General overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent;

(20) All amounts which would otherwise be included in expenses which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent of the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

(21) Increased insurance premiums caused by Landlord’s or any other tenant’s hazardous acts;

(22) Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the date that the Building’s Certificate of Occupancy was validly issued;

(23) Costs arising from the presence of Hazardous Substances in or about or below the land or Building, including without limitation, hazardous substances in the groundwater or soil (unless caused by Tenant);

(24) Costs incurred for any items to the extent covered by a manufacturer’s materialman’s, vendor’s or contractor’s warranty (a “Warranty”) and the costs of any items that are not covered by a Warranty but for which a reasonable, prudent landlord would have obtained a Warranty;

(25) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services that is not affixed to the Building; and

(26) Non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment, interest on capital invested, bad debt losses, rent losses and reserves for such losses; and

(27) Services provided and costs incurred in connection with the operation of retail or other ancillary operations owned, operated or subsidized by Landlord.

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